PATRIOT NATIONAL BANCORP, INC.

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints the partners of the law firm Tyler Cooper & Alcorn, LLP, individually or collectively my true and lawful attorneys with full power to sign for me and in my name, in the capacities indicated below with respect to Patriot National Bancorp, Inc., Forms 4 and 5, and such other Forms or materials that are or may be promulgated by the Securities and Exchange Commission in connection with compliance with Section 16(a) of the Securities Exchange Act of 1934 and Rule 16a-3 under such Act, and generally to do all such things in my name and behalf in such capacities, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming my signature as it may be signed by ray said attorneys, or any of them, to said Forms and any and all amendments thereto.

Signature	/s/ Michael A. Capodanno

Print Name:	Michael A. Capodanno

Patriot National Bancorp, Inc. Title:	Senior Vice President and Controller

Date:	6/17/04